Exhibit 4.30

ACCORDION COMMITMENT NOTICE

To:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. TRADING AS RABOBANK INTERNATIONAL for itself and as Agent of the other Finance Parties under and as defined in the Facility Agreement (as defined below) (the “Agent”)

From:	VTTI MLP B.V. (the “Company”)

Dated:	18 March 2015

VTTI MLP B.V. – EUR500,000,000 Facility Agreement

dated 26 June 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement and in particular Clause 2.5 (Accordion Facility) thereof. Terms defined in the Facility Agreement have the same meaning when used in this Accordion Commitment Notice.

2.	This is an Accordion Commitment Notice for the purposes of the Facility Agreement.

3.	We refer to the Accordion Facility Proposal Notice dated 26 January 2015. We have agreed with the following institutions that they will commit Accordion Commitments as follows:

Name of Institution	Existing Lenders (yes/no)	Accordion Commitment (€)

The Bank of Tokyo-Mitsubishi UFJ, Ltd., Labuan Branch	Yes	10,000,000

BNP Paribas	Yes	10,000,000

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International	Yes	10,000,000

The Hongkong and Shanghai Banking Corporation Limited	Yes	10,000,000

ING Bank N.V.	Yes	10,000,000

Oversea-Chinese Banking Corporation Limited, London Branch	Yes	10,000,000

Société Générale	Yes	10,000,000

Sumitomo Mitsui Banking Corporation, Singapore Branch	Yes	10,000,000

	Total:	80,000,000

4.	The Accordion Commitments of each Accordion Lender referred to above shall be made available on identical terms to the Facility.

5.	We confirm no Event of Default is continuing or would result from the utilisation of the Proposed Accordion Facility Amount.

6.	We confirm that each of the requirements of Clause 2.5 (Accordion Facility) of the Facility Agreement have or will be met on the date specified in paragraph 7 below.

7.	In accordance with Clause 2.5(i) (Accordion Facility) of the Facility Agreement, the date on which the Accordion Commitments referred to above are established is March 2015.

8.	In accordance with Clause 37.1 (Required Consents), each of the Agent (with the consent of the Majority Lenders) and the Company agree that the term “Accordion Facility” shall, where used in any Finance Document, mean any accordion facility made available under Clause 2.5 (Accordion Facility) of the Facility Agreement.

9.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	The Agent and the Company hereby designate this Accordion Commitment Notice as a Finance Document for the purposes of the Facility Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE COMPANY

VTTI MLP B.V.

/s/ Rubel Yilmaz

By: Rubel Yilmaz

Address:	K.P. van der Mandelelaan 130
3062 MB Rotterdam
The Netherlands

Fax:	+31 10 4531663

This is accepted and agreed by each Accordion Lender listed below as an Accordion Commitment Notice.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., LABUAN BRANCH

/s/ Ichinari Matsui

By: Ichinari Matsui, General Manager

BNP PARIBAS

/s/ Shalen Shivpuri

By: Shalen Shivpuri, Managing Director Investment Banking Asia-Pacific

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. TRADING AS RABOBANK INTERNATIONAL

/s/ J.P. van Aalst	/s/ S.W. Begheyn

By: J.P. van Aalst, Executive Director Proxy AB, and S.W. Begheyn, Director Proxy B

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

/s/ Chow Wan Thonh

By: Chow Wan Thonh, Managing Director Deputy Head of Banking, South East Asia

ING BANK N.V.

/s/ AJ Gierueld and C.E. Stroomenborgh

By: AJ Gierueld, Director and C.E. Stroomenborgh, Director

OVERSEA-CHINESE BANKING CORPORATION LIMITED, LONDON BRANCH

/s/ Nicholas Edwards

By: Nicholas Edwards

SOCIÉTÉ GÉNÉRALE

/s/ Pierre-Antoine Barreault

By: Pierre-Antoine Barreault, Deputy Head of Corporate Commodity and Trade Finance

SUMITOMO MITSUI BANKING CORPORATION, SINGAPORE BRANCH

/s/ Kazushige Isobuchi

By: Kazushige Isobuchi, General Manager Global Trade Finance Department (Singapore)

This is accepted and agreed by the Agent as an Accordion Commitment Notice.

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
TRADING AS RABOBANK INTERNATIONAL

/s/ M.J. van Dort	/s/ S. Jurjens-Schoonhoven

By: M.J. van Dort, Senior Officer Syndicated Loans Agency, and S. Jurjens-Schoonhoven, Senior Officer Syndicated Loans Agency

Address:	Rabobank International
Corporate Banking Services
Location code UCZ-0010, P.O. Box 17100, 3500 HG Utrecht
The Netherlands

Fax:	+31 30 291 87 79